Exhibit 99.1

J.L. HALSEY PRESENTATION AT NEEDHAM CONFERENCE

TO BE WEBCAST

(EMERYVILLE, CA), August 3, 2007—J.L. Halsey (OCTCBB: JLHY.OB) said today that it will be participating in the Needham & Company Internet & Digital Media Conference on Thursday, August 9.

Luis Rivera, president and chief executive officer, will provide an update on the company, beginning at 10:50 a.m., Eastern Daylight Time (7:50 a.m., Pacific Daylight Time).

The presentation will be available through the conference website at http://www.wsw.com/webcast/needham19/jlhy.ob/ or on the company’s website at www.jlhalsey.com.

J.L. Halsey (OCTCBB: JLHY.OB) is a leading eMarketing company that provides technology solutions for marketers at mid-size businesses. Its wholly-owned subsidiaries—Lyris Technologies, EmailLabs, ClickTracks and Hot Banana—provide a suite of best-of-breed tools for managing email marketing campaigns end-to-end, publishing and managing web site content, creating landing pages and optimizing sites based on sophisticated, yet easy-to-use, Web analytics. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information, please visit www.jlhalsey.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com

Contacts:

Richard McDonald
Director, Investor Relations
J.L. Halsey Corporation
(610) 688-3305
Rich.mcdonald@jlhalsey.com

Loren T. McDonald
Chief Marketing Officer
J.L. Halsey Corporation
(650) 388-3542
Loren.mcdonald@jlhalsey.com

Neal B. Rosen
Kalt Rosen Group/Ruder-Finn West
(415) 692-3058
rosenn@ruderfinn.com